Exhibit 99.1

Interlink Electronics, Inc. Announces Plan to Delist from
Nasdaq and Deregister Its Common Stock

January 24, 2019

WESTLAKE VILLAGE, CA — (Business Wire) — Interlink Electronics, Inc. (NASDAQ: LINK), a global technology leader and trusted advisor in Human Machine Interface (HMI) solutions, today announced that it will voluntarily delist its common stock from The Nasdaq Stock Market and, based upon ownership of its shares by fewer than 300 holders of record, deregister its common stock under the Securities Exchange Act of 1934 and suspend its public reporting obligations.

Steven N. Bronson, Interlink’s CEO, stated, “To better position Interlink to accelerate long-term profitable growth, we undertook a thorough and thoughtful review of our cost structure, including costs associated with being a Nasdaq listed and SEC reporting company.  We also re-addressed the reasons we decided in 2016 to re-register our common shares under the Exchange Act and list on Nasdaq, which included the possibility of accessing the capital markets to accelerate growth.  Our Board of Directors concluded that the benefits to the Company and its stockholders of continued Nasdaq listing and SEC reporting did not justify the costs of maintaining that listing and continuing to publicly report. We currently have a strong balance sheet with no debt, and do not need to raise equity capital to pursue our business initiatives.  The resulting reduction in operating expenses will allow us to invest greater amounts towards research and development and sales, which is a superior use of our limited resources.  The cessation of public reporting also will enable us to better direct our management resources on the commercialization of our products.  For these reasons, our Board voted unanimously to voluntarily delist from Nasdaq and deregister under the Exchange Act.”

The Company will file a Form 25 with the Securities and Exchange Commission on or about February 4, 2019, and the Nasdaq delisting is expected to become effective on or about February 14, 2019, at which time trading on Nasdaq will cease.  The common stock may thereafter be eligible for quotation on the Pink tier of OTC Markets Group if market makers commit to making a market in the Company’s shares.  The Company can provide no assurance that trading in its common stock will continue on the OTC Markets Group or otherwise.

After the Nasdaq delisting becomes effective, the Company will file a Form 15 with the Securities and Exchange Commission on or about February 18, 2019, at which time the Company anticipates that its obligation to file periodic reports under the Exchange Act, including annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K, respectively, will be suspended, and that all requirements associated with being an Exchange Act-registered company, including the requirement to file current and periodic reports, will terminate permanently 90 days thereafter.

About Interlink Electronics, Inc.

Interlink Electronics is a world-leading trusted advisor and technology partner in the advancing world of human-machine interface and force-sensing technologies. Interlink Electronics has led the printed electronics industry in its commercialization of its patented Force-Sensing Resistor (FSR®) technology, which has enabled rugged and reliable human-machine interface (HMI) solutions. For over 30 years, Interlink Electronics’ solutions have focused on handheld user input, menu navigation, cursor control, and other intuitive interface technologies for the world’s top electronics manufacturers. Interlink Electronics has a proven track record of supplying human-machine interface solutions for mission-critical applications in a wide range of markets, including, but not limited to, consumer electronics, automotive, industrial, and medical devices. Interlink Electronics serves a world-class customer-base from its corporate headquarters in Westlake Village, California (greater Los Angeles area), global research and development center in Singapore, printed-electronics factory in China, global distribution and warehouse facility in Hong Kong and office in Japan. For more information, please see our website at www.interlinkelectronics.com.

Forward Looking Statements

This release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release include statements as to the timing, process and consequences of a Nasdaq delisting and Exchange Act deregistration, and are generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” and similar words.  Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of the Nasdaq and SEC obligations.  Other factors and uncertainties that could affect the Company’s forward-looking statements are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Interlink Electronics, Inc.

IR@iefsr.com

Steven N. Bronson, CEO

805-623-4184